                                                            Exhibit 10.17

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."




                             FRACTIONATION AGREEMENT


                                 by and between


                         CEDAR BAYOU FRACTIONATORS, L.P.


                                       and


                               AMOCO OIL COMPANY.


                            EFFECTIVE JANUARY 1, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I: DEFINITIONS ...................................................    1

ARTICLE II: TERM .........................................................    4

ARTICLE III: AMOCO'S PERFORMANCE .........................................    4

ARTICLE IV: CBF'S PERFORMANCE ............................................    5

ARTICLE V: TRANSFER OF CUSTODY ...........................................    7

ARTICLE VI: MEASUREMENT ..................................................    7

ARTICLE VII: COMPENSATION TO CBF .........................................    7

ARTICLE VIII: TAXES AND OTHER PAYMENTS ...................................    9

ARTICLE IX: ACCOUNTING AND AUDIT PROCEDURES ..............................    9

ARTICLE X: BILLING AND PAYMENT ...........................................   10

ARTICLE XI: FORCE MAJEURE ................................................   11

ARTICLE XII: INDEMNIFICATION AND LIMITATION OF LIABILITY .................   12

ARTICLE XIII: DISPUTE RESOLUTION .........................................   13

ARTICLE XIV: MISCELLANEOUS ...............................................   16

EXHIBIT "A" - AMOCO'S DEDICATED PLANTS

EXHIBIT "B" - SPECIFICATION PRODUCTS SPECIFICATIONS

                             FRACTIONATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st Day of January, 1998, by and between, Cedar Bayou Fractionators, L.P., a Delaware limited partnership (hereinafter referred to as "CBF"), and Amoco Oil Company, a Delaware corporation (hereinafter referred to as "Amoco"), sometimes also referred to individually as "Party" and collectively as "Parties."

     WITNESSETH:

     WHEREAS, Amoco owns, controls or has rights to certain volumes of natural gas liquids recovered by various natural gas processing facilities available for fractionation; and

     WHEREAS, CBF owns a Fractionation Facility, hereinafter defined, situated in Mont Belvieu, Chambers County, Texas; and

     WHEREAS, Amoco has arranged for the transportation and delivery of such Raw Product, hereinafter defined, and/or Butane-Gasoline Mix, hereinafter defined, to Mont Belvieu, Texas; and

     WHEREAS, CBF has arranged for the receipt of such Raw Product and/or Butane-Gasoline Mix from Amoco, as well as Raw Product and/or Butane-Gasoline Mix owned by third parties, at the Delivery Point, hereinafter defined; and

     WHEREAS, it is the mutual desire of CBF and Amoco that CBF receive Amoco's Raw Product at the Delivery Point and redeliver to Amoco, or its designee, Specification Products, hereinafter defined, at the Storage Facility, hereinafter defined, or at other mutually agreeable locations.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

     When the following terms or expressions are used in this Agreement, they shall have the meanings defined below:

     "AFFILIATE" shall mean a Person that directly or indirectly through one or more intermediates, controls, or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns 50% or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

     "BACK-END MIX" shall mean any mixture of Components which will be fractionated by the Fractionation Facility without requiring the use of the Fractionator's de-ethanizer.

     "BACK-END FEE" shall have the meaning as ascribed to it in Article VII.

     "BARREL" shall mean 42 Gallons.

     "BASE RATE" shall have the meaning as ascribed to in it Article X.

     "BUSINESS DAY" shall mean a Day on which Federal Reserve member banks in New York City are open for business.

     "CLAIMS" shall have the meaning as ascribed to in Section 12.1 hereinafter.

     "COMPONENT" shall mean the individual hydrocarbon constituents of Raw Product, including but not limited to: methane, ethane, propane, isobutane, normal butane, isopentane, normal pentane, hexanes and heavier, as well as other non-hydrocarbon Components allowed by Pipeline.

     "DAY" OR "DAILY" shall mean a twenty-four (24) hour period commencing 7:00 a.m. Central Standard or Daylight Savings time, as applicable, and extending until 7:00 a.m. Central Standard or Daylight Savings time, as applicable, on the following Day.

     "DELIVERY POINT" shall mean the point of interconnection between the Pipelines and Storage Facility at which point Amoco's Raw Product is delivered to CBF through the Storage Facility.

     "FEE RE-DETERMINATION ARBITRATION" shall have the meaning set forth in
     Section 13.5.

     "FINAL OFFERS" shall mean final offers made by the Parties prior to submission of a monetary dispute to an arbitrator, in the manner specified in Section 13.7.

     "FORCE MAJEURE" shall have the meaning as ascribed to it in Article XI.

     "FRACTIONATION FACILITY" OR "FRACTIONATOR" shall mean the fractionation unit owned by CBF situated in the vicinity of Mont Belvieu, Chambers County, Texas, which is operated by Warren which fractionation unit is used for the purpose of fractionating Raw Product streams into Specification Products.

     "GALLON" shall mean the unit of volume used for the purpose of measurement of liquid. One U. S. liquid Gallon contains 231 cubic inches when the liquid is at a temperature of 60 degrees Fahrenheit and at the vapor pressure of the liquid being measured.

     "KOCH COMMITMENT" shall mean that volume of Raw Product committed by Amoco to Koch Hydrocarbons Company ("Koch") under an agreement effective July 1, 1997.

     "MONT BELVIEU AREA" shall mean the geographical area surrounding Mont Belvieu, Texas including the following Texas counties:

                    Brazoria                         Harris
                    Chambers                         Jefferson
                    Fort Bend                        Liberty
                    Galveston                        Montgomery

     However, the following facilities shall be excluded from the Mont Belvieu
     Area:

        Amoco's refinery and chemical plant in the vicinity of Texas City, Texas Amoco's chemical plant in the vicinity of Alvin, Texas
        Amoco's chemical plant in the vicinity of Pasadena, Texas
        Amoco's chemical plant in the vicinity of Mont Belvieu, Texas

     "MONTH" OR "MONTHS" OR "MONTHLY" shall mean the period commencing on the first Day of a Month and ending on the first Day of the next succeeding Month.

     "PIPELINE(S)" shall mean any pipeline which delivers Amoco's Raw Product to the Storage Facility. Currently, the four (4) pipelines capable of delivering such Raw Product are the Seminole Pipeline, the Chaparral Pipeline, the West Texas Pipeline, and Black Lake Pipeline. During 1998, CBF desires to connect to the Dean Pipeline which is owned and operated by Duke Energy.

     "PRIMARY TERM" shall have the meaning as ascribed to it in Article II.

     "RAW PRODUCT" shall mean that mixture of liquid hydrocarbons delivered by Pipelines to the Storage Facility in accordance with the terms of any connection agreements or pipeline tariffs in effect from time to time.

     "REDELIVERY POINT" shall mean the Storage Facility owned and operated by Warren.

     "SPECIFICATION PRODUCT(S)" shall mean the liquid hydrocarbons meeting the specifications provided for in Exhibit "B", attached hereto, fractionated from the Raw Product.

     "STORAGE FACILITY" shall mean the underground storage facilities owned and operated by

                       'Confidential Treatment Requested'

     Warren at or near Mont Belvieu, Chambers County, Texas, including, but not limited to, all storage caverns, related surface and subsurface equipment, and loading and unloading terminals.

     "WARREN" shall mean Warren Petroleum Company, Limited Partnership.

     "YEAR" OR "YEARLY" shall mean a period of 365 consecutive Days; provided, however that any Year which contains the date of February 29 shall consist of 366 consecutive Days.

     "Y-GRADE" shall mean any Raw Product which will be fractionated by CBF's fractionation facility other than Back-End Mixes.

     "Y-GRADE FEE" shall have the meaning as ascribed to it in Article VII.

                                ARTICLE II: TERM

     This Agreement shall have a primary term commencing on January 1, 1998 and
* ending [REDACTED] (the "Primary Term") and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate this Agreement effective at the end of the Primary Term or any Yearly anniversary thereafter by giving the other Party at least twelve Months prior written notice.

                        ARTICLE III: AMOCO'S PERFORMANCE

3.1 Except as set-forth in Section 3.2, Amoco shall deliver or cause to be delivered to the Delivery Point for fractionation under the terms of the Agreement, the Raw Product which it owns and/or controls and which are produced from the dedicated plants listed in Exhibit "A", and which are delivered to the Mont Belvieu Area. Such Raw Product shall include both Y-Grade and Back-End Mixes. Volumes of Raw Product from the dedicated plants listed in Exhibit "A" but which are currently subject to the Koch Commitment will be delivered to CBF following the termination of that commitment. Amoco further agrees that for any volumes of Y-Grade or Back-end Mixes that Amoco may now or in the future have available from plants that are not listed in Exhibit "A" and that are delivered to the Mont Belvieu Area and that can economically be delivered and fractionated at CBF versus alternative opportunities, that Amoco will offer such volumes to become dedicated to CBF and that if CBF accepts same, then such volumes shall become dedicated under the terms of this Agreement.

3.2  The following volumes shall be excepted from the dedication set-forth in
     Section 3.1 above.

     (1) Amoco volumes which are dedicated under the Koch Commitment shall not be

                       'Confidential Treatment Requested'

          dedicated to CBF until July 1, 1998.

     (2) Amoco volumes which are delivered to the Mont Belvieu Area via Duke Energy's pipeline, which moves Raw Product from the Matagorda County, Texas to Mont Belvieu, Texas (formerly referred to as the Dean Pipeline) shall not be dedicated until the following conditions are met.

          (a) A pipeline connection is operational that will allow deliveries from the Duke Energy pipeline to CBF's fractionation facility.

          (b) The Amoco volume on said pipeline is not dedicated under any third-party agreement that is in existence at the time that item
               (a) occurs.

     (3)  Volumes from Amoco's Old Ocean Plant located in Brazoria Country,
          Texas.

     (4)  Volumes from Apache's Hastings Plant located in Brazoria Country,
          Texas.

     (5)  Volumes from Exxon's Katy Plant located in Waller County, Texas.

     (6) Any Amoco volumes which CBF does not commit to accept under the provisions of Article IV of this Agreement.

3.3 Amoco shall direct Pipeline to prepare, during each Month, an allocation of ownership of the Pipeline's commingled Raw Product, by Components actually delivered to CBF. Amoco and CBF are to accept and rely on such allocation.

3.4 Prior to the beginning of each Month, CBF will estimate the volumes of Specification Products for which disposition instructions will be required from Amoco. Such estimates will be established by utilizing the actual volumes of Raw Product delivered to the Fractionation Facility during the most recent Month for which actual volumes are available and adjusting for anticipated variances as may be advised by Amoco from time to time. As set forth in Article IX of this Agreement, Amoco and CBF shall exchange and reconcile Monthly statements detailing Amoco's product movement no later than the last Day of each succeeding Month following the Month in question.

3.5 Amoco is procuring the fractionation services under this Agreement for the purpose of fractionating Raw Product and not for the purpose of reselling such services and agrees not to so resell said services.

                          ARTICLE IV: CBF'S PERFORMANCE

4.1  CBF shall accept delivery of and provide fractionation for a maximum of
* [REDACTED] Barrels per Day of Amoco's Y-Grade and [REDACTED] Barrels per Day of Back-End Mixes as determined on a Monthly average basis. Volumes above these amounts will be accepted by CBF for fractionation on a space available basis.

4.2 CBF shall deliver Specification Products to Amoco or its designee at the Storage Facility or at other mutually agreed upon locations. CBF will redeliver Specification Products during the same Month in which the Raw Product containing such Components is delivered to CBF, so long as Pipeline deliveries allow for fractionation of said Raw Product at a rate approximating the Daily average Pipeline delivery rate for said Month.

4.3 CBF shall not routinely hold back Specification Products from Amoco as a minimum inventory requirement. However, CBF shall have the right to withhold distribution of Amoco's Specification Products, on a CBF ownership percentage basis, to the extent that CBF has insufficient volumes of Specification Products to meet its obligations to its fractionation customers. To determine Amoco's ownership percentage in CBF, the combined ownership percentage of both Amoco MB Fractionation Company (a partner in CBF) and Amoco MBF Company (a partner in DEVCO) shall be considered.

4.4 The quantity of the five Specification Products due Amoco will be as follows, based on the Pipelines' reported volumes of each Component which have been delivered for Amoco's account:

     (1) EP MIX (80/20): the volume will be equal to (a) 100% of the ethane Component plus methane Component up to 1.5 liquid volume percent of the ethane Component, (b) plus propane Component equal to 25% of the volume in (a) above.

     (2) PROPANE: the volume will be equal to 100% of the propane Component minus the propane use for the EP Mix.

     (3)  ISOBUTANE: the volume will be equal to 100% of the isobutane
          Component.

     (4) NORMAL BUTANE: the volume will be equal to 100% of the normal butane Component.

     (5) NATURAL GASOLINE: the volume will be equal to 100% of the isopentane and heavier Components.

4.5 In the event CBF actually produces purity ethane utilizing its existing facilities (as of January 1, 1998), then Amoco reserves the right to receive a prorated share of its ethane as purity ethane. The maximum Monthly volume of purity ethane that Amoco may elect to receive would be calculated as follows:

     AE = [AEY/TEY] x E

     Where:
     AE = Amoco's prorated share of purity ethane
     AEY = the ethane Component of Amoco's delivered Y-Grade during the

                       'Confidential Treatment Requested'

               calendar Month
     TEY = the total amount of ethane Component in Y-Grade delivered to the
               Fractionator for fractionation services during the Calendar Month E = the volume of purity ethane produced by CBF during the calendar Month

                         ARTICLE V: TRANSFER OF CUSTODY

     Amoco warrants that it has the right to cause the Raw Product to be fractionated. Custody of the Raw Product shall transfer to CBF at the Delivery Points, subject to Amoco's right, pursuant to Section 4.2 above, to receive allocated Gallons of Specification Products at the Storage Facility. Custody of Specification Products shall be delivered to Amoco or its designee. CBF shall at no time take title to the Raw Product or the resulting Specification Products while such products are in the custody of CBF.

                             ARTICLE VI: MEASUREMENT

6.1 Volumes of Raw Product, shall be measured and calculated in accordance with the then current Pipeline tariff or CBF's Pipeline connection agreements. CBF shall furnish Amoco with current copies of all Pipeline connection agreements and any future modifications to such agreements.

6.2  Volumes of Specification Products delivered by CBF in accordance with
     Article IV, shall be measured and calculated in accordance with CBF's standard measurement procedures at Mont Belvieu and shall conform to good measurement practices in the industry and the then current API Manual of Petroleum Measurement Standards. CBF shall furnish Amoco with the current copies of all standard measurement procedures for Mont Belvieu and any future modifications to such procedures.

                        ARTICLE VII: COMPENSATION TO CBF

7.1 Subject to Article VIII, as full consideration for the fractionation services provided hereunder, Amoco shall pay to CBF a fractionation fee for each Gallon of Y-Grade ("Y-Grade Fee") or Back-End Mixes ("Back-End Fee") delivered by, or on behalf of, Amoco to CBF each Month. Such fees shall be determined on a calendar quarter basis by the following formulas:

*    Y-Grade Fee = [REDACTED]

                    and

                       'Confidential Treatment Requested'

*    Back-End-Fee = [REDACTED]

Where:

         FUEL   = The fuel cost (in $/MMBtu) equivalent to the Houston Ship
                  Channel Index of INSIDE FERC'S GAS MARKET REPORT, for natural gas (large packages) for the preceding calendar quarter
*                 plus [REDACTED] per MMBTU.

         ELEC   = The combined average cost of purchased electricity (in
                  CENTS/KWH) at the Fractionator for the preceding calendar quarter.

         CPIU   = The combined average Consumer Price Index, as published by the United States Department of Labor, for the preceding calendar quarter.

7.2 The above fee formulas shall remain in effect during the first five Years of the Primary Term unless CBF implements a significant energy reduction project similar to that contemplated by Warren and Amoco in December of 1997. If such project is implemented and significant energy consumption efficiencies are realized due to same, then CBF and Amoco will mutually agree upon a new formula to become effective with the start of the first Month that follows the start-up of said project by 60 Days. Such new formula should initially reflect the same resulting fees as the above formulas, but will utilize new factors as are appropriate to be changed to reflect the change in energy consumption patterns at the Fractionator, provided that the definition of "FUEL," "ELEC" and "CPIU" above shall not change.

7.3 Either Party shall have the right to initiate a renegotiation of either or both of the above fees and fee formulas to be effective on any or each of
* the [REDACTED] of the Effective Date (the "Price Change Dates") by giving the other Party at least ninety (90) Days and no more than one hundred fifty (150) Days notice prior to any of the Price Change Dates. Such negotiations shall commence immediately upon the date of receipt of such notice by the other Party and continue for at least sixty (60) Days thereafter (the "Negotiation Period"). During the Negotiation Period, each Party shall submit to the other Party one or more written offers for the new fee or fees. If CBF and Amoco are unable to agree to the new fee or fees by the end of the Negotiation Period, either CBF or Amoco shall have the right to have the new fee or fees re-determined by initiating Fee Re-Determination Arbitration pursuant to Sections 13.5 through 13.10, provided that in arbitrating such fee re-determinations, the arbitrator's choice shall be based on a determination of which of the Parties' Final Offers most closely approximates the then current fair market rate for the fractionation and other services provided by CBF hereunder, based on a five Year term for volumes and composition of Raw Product similar to that then being tendered hereunder by Amoco, and with the market area for comparison being the Mont Belvieu Area.

                     ARTICLE VIII: TAXES AND OTHER PAYMENTS

     Amoco shall be responsible for the payment of any royalties, overriding royalties, and other payments due or to become due on the Raw Products or the Specification Products which are subject to this Agreement. Any tax applicable to the Raw Products or the Specification Products or the services provided by CBF hereunder, including but not limited to any tax applicable to stored volumes of Specification Products, shall be borne and paid by Amoco unless such tax is by law imposed upon CBF, in which event, such tax shall be paid by CBF and charged to Amoco and reimbursed by Amoco. Amoco shall indemnify and hold CBF and their respective Affiliate's directors, officers, agents and employees harmless from and against any and all claims, demands or causes of action of any kind, together with all loss, damage and expense (including court costs and attorney's fees) arising with respect to the payment of any taxes, royalties, overriding royalties and other payments due or to become due on the services, Raw Products or Specification Products which are subject to this Agreement.

                   ARTICLE IX: ACCOUNTING AND AUDIT PROCEDURES

9.1 Amoco or its designee shall furnish the following reports to CBF: (i) Amoco's share of Components in the Raw Product delivered each Month for the Month in question by the tenth Day of the next succeeding Month; (ii) instructions for delivery of Specification Products for the Month in question during the Month in question, as set forth in Section 3.4; and
     (iii) twelve (12) Month forecast of Raw Product projected to be delivered under this Agreement, as requested by CBF from time to time.

9.2 CBF shall furnish each Month for the preceding Month, the following reports to Amoco: (i) volumes of Amoco's Specification Products attributable to the Raw Product delivered to CBF each Month, in accordance with the reconciliation described in Section 3.4; (ii) Specification Products volumes delivered to Amoco or its designee each Month in accordance with the reconciliation described in Section 3.4; and (iii) Amoco's inventories of Specification Product(s) each Month, in accordance with the reconciliation described in Section 3.4. CBF shall furnish initial reports of these items by the twentieth Day of the Month succeeding the Month and shall fully complete volume and money reconciliations as described in
     Section 9.3 below.

9.3 Volume and money reconciliation shall be prepared by Amoco and by CBF on a Monthly basis. Amoco and CBF shall cooperate to identify and reconcile volume balances and amounts owed. As each Party completes each Month's reconciliation, a copy of the reconciliation shall be sent to the other Party but no later than the last Day of the Month succeeding the Month in question.

9.4 All invoices or statements issued by CBF and any volume and money reconciliation reports, or balancing reports, during any calendar Year shall conclusively be presumed to be true and correct after twenty-four (24) Months following the end of any such calendar Year, unless within the said twenty-four (24) Month period the other Party takes written exception thereto and makes claim on the Party issuing the invoice, statement or report for adjustment.

9.5 Amoco, upon at least thirty (30) Days prior notice in writing to CBF, shall have the right to audit the CBF's records pertaining to performance under this Agreement, for any calendar Year within the twenty-four (24) Month period following the end of such calendar Year; provided, however, the making of ail audit shall not extend the time for the taking of written exception to and the adjustments provided for in Section 9.4. Amoco shall make every reasonable effort to conduct an audit in a manner which will result in a minimum of inconvenience to CBF. CBF shall bear no portion of the Amoco's audit cost. An audit shall not be conducted more than once each Year. CBF shall reply in writing to an audit report within 180 Days after receipt of such report. Should Amoco and CBF fail or be unable to resolve any audit disputes, the matter shall be resolved using the dispute resolution procedures set forth in Article 13 of this Agreement.

9.6 CBF shall retain all financial and volume records for a minimum of forty-eight (48) Months following the end of any calendar Year.

                         ARTICLE X: BILLING AND PAYMENT

     After receiving allocation information from Pipeline each Month, CBF shall furnish Monthly to Amoco an invoice reflecting all applicable fees and charges due and Amoco shall pay to CBF the amounts due no later than (i) ten (10) Days after Amoco's receipt of invoice therefor, if the amount of same is fifty thousand dollars ($50,000) or more or (ii) fifteen (15) Days after receipt of invoice therefor, if the amount of same is less than fifty thousand dollars ($50,000). If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day. Any amounts which remain due and owing after the due date shall bear interest thereon at the lower of the United States Treasury 90-Day T-Bill interest rate, as published in the Wall Street Journal on the first Day such rate is quoted at the beginning of each calendar quarter, plus thirteen (13%), or the maximum lawful rate of interest (the "Base Rate"). If a good faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. if Amoco elects to withhold any payment otherwise due as a consequence of a good faith dispute, Amoco shall provide CBF with written notice of its reasons for withholding payment, and, if the amount of such invoice is equal to or greater than five thousand dollars ($5,000) or the total aggregate amount of all invoices in which Amoco has withheld payment and is outstanding at any time is greater than or equal to twenty five thousand dollars ($25,000), Amoco shall simultaneously place the disputed amount into an escrow account at a mutually acceptable commercial bank, pending resolution of the dispute. Amoco's election to withhold payment from CBF and escrow same as provided herein shall be exercised within thirty (30) Days from Amoco's receipt of the invoice giving rise to such good faith dispute. After the thirty
(30) Day period, Amoco shall be required to pay CBF the full amount of the invoice whether or not there is a good faith dispute as to the amount payable. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that (i) Amoco is required to pay all or any portion of the disputed amounts to CBF or (ii) Amoco is entitled to reimbursement for an invoice it paid, in addition to paying such amounts, the Party making such payment also shall pay interest accrued on such amounts at the Base Rate from (1) the original due date until paid in full, if Amoco is required to pay, or (2) the date Amoco paid the disputed invoice until paid in full, if CBF is required to pay.

                            ARTICLE XI: FORCE MAJEURE

11.1 In the event either Party hereto is rendered unable, wholly or in part, by reason of Force Majeure to carry out its obligations under this Agreement, upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of such Party, other than the obligation to pay money due hereunder, insofar and only insofar as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; and such cause shall, so far as reasonably possible, be remedied with all reasonable dispatch.

11.2 The term "Force Majeure" shall mean acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, gathering systems, loading facilities, terminals, the Fractionator or any portion thereof, or other related facilities, floods, washouts, arrests and restraints of governments (either federal, state, civil or military), civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, plants, the Fractionator or any portion thereof, or lines of pipe, the lack or failure of brine or brine handling capacity, the making of repairs or alterations to any of the foregoing, inability to secure labor or materials, freezing of equipment, machinery, plants, the Fractionator or any portion thereof, or lines of pipe, partial or entire failure of wells or gas supply, electric power shortages, necessity for compliance with any court order, or any law, statute, ordinance, rule, regulation or order promulgated by a governmental authority having or asserting jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations, or any other causes, whether of the kind enumerated herein or otherwise, which are not within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome. Such term shall likewise include, in those instances where either Party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, and in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies. The term "Force Majeure" shall also include any event of force majeure occurring with respect to the facilities or services of either Party's suppliers or customers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or services by such third-party suppliers or customers as a result of an event defined as Force Majeure hereunder.

11.3 Notwithstanding Section 11.1 above, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

            ARTICLE XII: INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1. AMOCO'S INDEMNITIES: REGARDLESS OF THE PRESENCE OR ABSENCE OF ANY INSURANCE COVERAGE MAINTAINED BY EITHER PARTY HERETO, AMOCO HEREBY RELEASES, AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS, CBF, ITS OPERATOR, PARTNERS AND ITS PARTNERS' AFFILIATES AND THOSE ENTITIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES ("AMOCO INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITY, LOSS, DAMAGE, PENALTIES, FINES, COST AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY'S FEES IN CONNECTION THEREWITH ("CLAIMS"), ARISING OUT OF OR RELATED TO:

     (1) DESTRUCTION, LOSS OR CONTAMINATION OF AMOCO'S RAW PRODUCT AND SPECIFICATION PRODUCTS, EVEN WHERE LIABILITY WITHOUT FAULT WOULD OTHERWISE BE IMPOSED ON CBF AND REGARDLESS OF THE CAUSE OF SUCH LOSS, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY OF THE AMOCO INDEMNIFIED PARTIES, IT BEING UNDERSTOOD AND AGREED THAT AMOCO SHALL RETAIN ALL RISK OF LOSS WITH REGARD TO AMOCO'S RAW PRODUCT AND ATTRIBUTABLE SPECIFICATION PRODUCTS, EVEN WHEN SAME IS IN CBF'S POSSESSION DURING THE PROVIDING OF SERVICES HEREUNDER; and

     (2) Except as to Claims within the scope of Sections 12.1.(1) above, any Claims arising from injuries or damages to the persons or properties arising from damages to the tangible physical property in connection with Amoco's, or its contractors, handling and possession of Amoco's Raw Product or Specifications Products prior to delivery of same to CBF and after delivery of same from CBF back to Amoco or its designated representative to the extent of Amoco's or its contractor's negligence or legal fault for same.

12.2 CBF INDEMNITIES: Regardless of the presence or absence of any insurance coverage maintained by either party hereto, CBF hereby releases, and agrees to defend, protect, indemnify and hold harmless, Amoco, and its affiliates, and agents and those entities' respective directors, officers, employees, agents and representatives ("CBF Indemnified Parties") from and against any and all claims, demands, causes of action, liability, loss, damage, penalties, fines, cost and expense, including court costs and attorney's fees in connection therewith ("Claims"), arising from injuries or damages to the persons or properties arising from damages to the tangible physical property in connection with CBF's, or its contractors, handling and possession of Amoco's Raw Product or Specifications Products while same are in CBF's possession and prior to delivery of same to Amoco at the Storage Facility to the extent of CBF's or its contractor's negligence or legal fault for same.

12.3 LIMITATION OF LIABILITY: NEITHER CBF, CBF'S OPERATOR OR AMOCO SHALL BE RESPONSIBLE OR LIABLE TO THE OTHERS, OR TO THEIR AGENTS, FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY BREACH HEREOF, REGARDLESS OF THE CAUSES OF SAME, INCLUDING WHERE CAUSED, BY THE NEGLIGENCE OR FAULT OF THE PARTY WHOSE LIABILITY IS LIMITED HEREBY.

                        ARTICLE XIII: DISPUTE RESOLUTION

13.1 COVERED DISPUTES - Any dispute, controversy or claim (whether sounding in contract, tort or otherwise) arising out of or relating to this Agreement, including, without limitation, the meaning of its provisions, or the proper performance of any of its terms by either Party, its breach, termination or invalidity ("Dispute") will be resolved in accordance with the procedures specified in this Section, which will be the sole and exclusive procedure for the resolution of any such Dispute, except that a Party, without prejudice to the following procedures, may file a complaint to seek preliminary injunctive or other provisional judicial relief, if in its sole judgment, that action is necessary to avoid irreparable damage or to preserve the status quo. Despite the filing of any such injunctive or other provisional judicial relief, the Parties will continue, subject to Subsection 13.10 below, to participate in the applicable procedures specified in this Section. The obligation to participate in such applicable procedures shall not require either Party to participate in the negotiation between executives procedures set forth in Subsection 13.3 below or the mediation procedures set forth in Subsection 13.4 below if either Party determines, in its sole discretion, that such procedures would be futile.

13.2 INITIATION OF PROCEDURES. Either Party desiring to initiate the dispute resolution procedures set forth in this Section with respect to a Dispute not resolved in the ordinary course of business (the "Initiating Party") must give written notice of the Dispute (the "Dispute Notice") to the other Party (the "Non-Initiating Party"). The Dispute Notice shall include (i) a statement of that Party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that Party, and of any other person who will accompany the executive, in the negotiations under Subsection 13.3 below.

13.3 NEGOTIATION BETWEEN EXECUTIVES - If one Party has given a Dispute Notice under Subsection 13.2 above, the Parties may attempt in good faith to resolve the Dispute within forty-five (45) Days following receipt of the Dispute Notice by the Non-Initiating Party by negotiation between executives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement or the matter in Dispute. Within fifteen
     (15) Days after receipt of the Dispute Notice, the Non-Initiating Party may submit to the other a written response. If given, the response will include
     (i) a statement of that Party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. If such a response is given by the Non-Initiating Party, within forty-five (45) Days following receipt of the Dispute Notice by the Non-Initiating Party, the executives of both Parties will meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the Dispute.

13.4 MEDIATION - If the Dispute has not been resolved by negotiation under the Subsection 13.3 above within forty-five (45) Days following receipt of the Dispute Notice by the Non-Initiating Party or if the Non-Initiating Party fails to respond within the required fifteen (15) Day period, either Party may initiate the mediation procedure of this Subsection by giving written notice to the other Party ("Mediation Notice"). The Parties will endeavor to settle the Dispute by mediation within sixty (60) Days of the Mediation Notice under the then current Center for Public Resources ("CPR") Model Mediation Procedure for Business Disputes. If the Parties have not agreed upon a mediator within seven (7) Days after the Mediation Notice, either Party may request CPR assistance in the selection of a mediator under its guidelines. Unless otherwise agreed to by the Parties, no discovery shall be allowed during the sixty (60) Day mediation period. If both Parties elect to participate in the mediation procedures set forth herein, the cost of the mediator will be shared equally between the Parties, unless otherwise agreed to in writing by the Parties. If one Party elects not to participate in the mediation procedures, neither Party shall bear any cost associated with such procedure, other than costs that each Party may have incurred in connection therewith which shall be borne by the Party that incurred such costs.

13.5 ARBITRATION. If the Dispute has not been resolved by mediation under the Subsection 13.4 above within the required sixty (60) Day period or if either Party fails and/or refuses to participate in such mediation procedures, either Party may request that the matter be resolved through arbitration by submitting a written notice (the "Arbitration Notice") to the other. Additionally, if the Parties have been unable to agree on a fee re-determination initiated by either Party pursuant to Section 7.3 during the Negotiation Period, as set forth in said section, either Party may then initiate arbitration to by submitting an Arbitration Notice to the other and such fee re-determination shall not be submitted to the procedures set forth in Sections 13.2 through 13.4 but shall be arbitrated pursuant to this Section 13.5 and the following Subsections 13.6 through 13.10, as applicable ("Fee Re-Determination Arbitration"). Any arbitration that is conducted hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 ET SEQ., as amended, and will not be governed by the arbitration acts, statutes, or rules of any other jurisdiction.

13.6 ARBITRATION PROCEDURE. The Arbitration Notice shall name the noticing Party's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen (15) Days of receipt of an Arbitration Notice, the other Party shall name its arbitrator by written notice to the other and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen (15) Days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either Party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the third arbitrator. Should either Party fail and/or refuse to name its arbitrator within the required fifteen (15) Day period, the other Party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the arbitrator for such Party. Notwithstanding the foregoing, in the case of a Fee Re-Determination Arbitration, the Parties shall mutually select a single arbitrator within thirty (30) Days after receipt of the Arbitration Notice and if they should fail to agree on the arbitrator within that time period, either Party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the arbitrator. The cost of the arbitrator shall be shared equally between the Parties. All arbitrators shall be qualified by education or experience within the natural gas liquids portion of the energy industry to decide the issues presented for arbitration. No arbitrator shall be: a current or former director, officer, or employee of either Party or its Affiliates; an attorney (or member of a law firm) who has rendered legal services to either Party or its Affiliates within the preceding three Years; or an owner of any of the common stock of either Party, or its Affiliates.

13.7 ARBITRATION HEARING. The three arbitrators or in the case of Fee Re-Determination Arbitration, the single arbitrator shall commence the arbitration proceedings within twenty-five (25) Days following the appointment of the third arbitrator or the single arbitrator, as appropriate. The arbitration proceedings shall be held at a mutually acceptable site and if the Parties are unable to agree on a site, the arbitrators shall select the site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration proceedings, including, without limitation, rules concerning discovery. Each Party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. The arbitration panel shall not have the authority to award incidental, consequential, special, punitive or exemplary damages. In addition, if an issue under consideration is limited to a determination of an amount of money owed by one Party to the other, or Fee Re-Determination Arbitration, each Party shall submit to the single arbitrator a final offer of its proposed resolution of the dispute ("Final Offers"). The arbitrator shall be charged to select from the two Final Offers the one which the panel finds to be the most reasonable and consistent with the terms and conditions of this Agreement, and the arbitrator shall not average the Parties' proposals or otherwise craft its own remedy. With regard to Fee Re-Determination Arbitration, the basis for the arbitrator's decision shall be based on the factors set forth is said
     Section 7.3 All evidence submitted in an arbitration proceeding, transcripts of such proceedings, and all documents submitted by the Parties in an arbitration proceeding shall be kept confidential and shall not be disclosed to any third Party by either Party hereto.

13.8 ARBITRATION DECISION AND COSTS. The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the Parties, and, except as provided in Section 13.6, each Party shall be responsible for its own expenses and those of its counsel or other representatives. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such disputes, controversies or claims and further agrees that a final determination in any such arbitration proceeding shall be conclusive and binding upon each Party.

13.9 ENFORCEMENT OF AWARD. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing Party shall be entitled to reasonable attorneys' fees in any contested court proceeding brought to enforce or collect any award of judgment rendered by the arbitrators.

13.10 TOLLING AND PERFORMANCE. Except as otherwise provided in this Article XIII, all applicable statutes of limitation and defenses based upon the passage of time and all contractual limitation periods specified in this Agreement, if any, will be tolled while the procedures specified in this
     Article XIII are pending. The Parties will take all actions to effectuate necessary to effectuate the tolling of any applicable statute of limitation or contractual limitation periods. All deadlines specified herein may be extended by mutual written agreement of the Parties. Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the circumstances. Notwithstanding the foregoing, the statute of limitations of the State of Texas applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Agreement, except that no defenses will be available based upon the passage of time during any negotiation or mediation called for by the preceding Subsections of this Section.

                           ARTICLE XIV: MISCELLANEOUS

14.1 EXISTING LAWS AND REGULATIONS. This Agreement and the operations hereunder shall be subject to the applicable federal and state laws and the applicable orders, laws, rules and regulations of any state or federal authority having or asserting jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule or regulation. The parties shall be entitled to regard all such laws, rules, regulations and orders as valid and may act in accordance therewith until such time as the same may be invalidated by final judgment in a court of competent jurisdiction.

14.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

14.3. WAIVER. No waiver by either Party of any default under this Agreement or any of the provisions of this Agreement shall be deemed to be a waiver of any future default or any other provision hereof, whether of a like or a different character. No waiver shall be effective unless made in writing and signed by the Party to be charged with such wavier, nor shall such waiver constitute a continuing waiver unless expressly provided by the Party to be charged with such wavier.

14.4 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither Party may assign this Agreement, nor any interest herein, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that a Party may from time to time designate an Affiliate to perform this Agreement, either in whole or in part, such performance being considered that of the Party hereto. It is understood, however, that by such designation, said Party hereto does not thereby avoid obligations imposed by the terms and provisions hereof. Amoco further specifically agrees that it will not assign its interest in the volumes of Raw Product dedicated to this Agreement without the prior written consent of CBF, which consent shall not be unreasonably withheld; provided such assignment is made subject to this Agreement and any Assignee ratifies and adopts this Agreement in writing.

14.5 EXHIBITS. Unless specifically otherwise provided, if any term or condition expressed or implied in any Exhibit to this Agreement conflicts or is at variance with any term or condition of this Agreement, this Agreement shall prevail. All Exhibits as referenced herein are attached hereto and made a part hereof.

14.6 DTPA WAIVER. THE PARTIES CERTIFY THAT THEY ARE NOT "CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.42, ET SEQ., OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED ("DTPA"). THE PARTIES COVENANT, FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE, THAT, IF THE DTPA IS APPLICABLE, (a) THE PARTIES ARE "BUSINESS CONSUMERS" AS THAT TERM IS DEFINED IN THE DTPA, (b) OTHER THAN SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY

     WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS, AND (c) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY THAT PARTY OR ANY OF ITS SUCCESSOR AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN PARTY OF THE DTPA, ARISING UT OF OR IN CONNECTION WITH THE TRANSACTION SET FORTH IN THIS AGREEMENT.

14.7 HEADINGS, ARTICLES AND SECTIONS. All references to Articles" and "Sections" herein pertain to Articles and Sections of this Agreement, unless expressly stated otherwise. Headings are for purposes of reference only and shall not be used to construe the meaning of this Agreement.

14.8 PRINCIPLES OF CONSTRUCTION AND INTERPRETATION. In construing this Agreement, the following principles shall be followed:

     (i) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement:

     (ii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate:

     (iii) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions: and

     (iv) the plural shall be deemed to include the singular and vice versa, as applicable.

14.9 NOTICES. Any notice, request, instruction, correspondence, or other documentation to be given hereunder by either Party to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or facsimile as follows:

          FOR CBF:

          To:          Cedar Bayou Fractionators, L.P.
                       c/o Warren Petroleum Company, Limited Partnership
          Attention:   Vice President, Asset Marketing and Services
          At:          1000 Louisiana, Suite 5800
                       Houston, TX 77002-5050

          Phone:       (713) 507-3843
          FAX:         (713) 767-8286

          With a copy to:   General Counsel
                            Warren Petroleum Company,
                            Limited Partnership
                            1000 Louisiana, Suite 5800
                            Houston, TX 77002-5050
                            Phone: 713-507-6400
                            Fax: 713-507-6987

          FOR AMOCO (EXCEPT ACCOUNTING MATTERS):

          To:          Amoco Oil Company
          Attention:   Manager, NGL Planning and Optimization
                       Mail Code 1102
          At:          200 East Randolph Drive
                       Chicago, Illinois 60601
          or:          P. 0. Box 87707
                       Chicago, Illinois 60681-0707

          Phone:       (312) 856-6730
          FAX:         (312) 616-0624

          FOR AMOCO ACCOUNTING MATTERS:

          To:          Amoco Business Services
          Attention:   NGL Accounting - 14th Floor
          At:          P.O. Box 200, Station M
                       Calgary, Alberta T2P 2H8

          Phone:       (403) 233-1179
          FAX:         (403) 233-1052

      or at such other address as either Party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been receive by the close of the first Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by
      U. S. Mail, whether by U. S. Express Mail, registered mail or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the Day upon which its was sent, or such earlier time as is confirmed orally or in writing by the receiving Party. Any Party may change its address or facsimile number by giving notice of such change in accordance with herewith.

14.10 NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other person whomsoever, it being the intention of the Parties that no third person shall be deemed a third party beneficiary of this Agreement.

14.11 SEVERABILITY. This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, rules, or regulations in any forum having jurisdiction in the premises. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

14.12 ENTIRE AGREEMENT AND AMENDMENT. This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both parties that expressly amends this Agreement.

14.13 SETOFFS AND COUNTERCLAIMS. Except as otherwise provided herein, each Party reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which that Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

14.14 NO PARTNERSHIP OR ASSOCIATION. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

14.15 NO COMMISSIONS, FEES OR REBATES. Except as expressly authorized by this Agreement, no director, employee or agent of either Party shall give or receive any commission, fee, rebate gift or entertainment of significant cost or value in connection with this Agreement. Any representative or representative(s) authorized by either Party may audit the applicable records of the other Party for the purpose of determining whether there has been compliance with this Section.

                   'Confidential Treatment Requested'


  14.16 NO PARTNERSHIP, ASSOCIATION, ETC. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

                         ARTICLE XV: FUEL SUPPLY OPTION

        By giving sixty (60) Days written notice to CBF prior to the beginning of any calendar year, Amoco may elect to sell fuel gas to CBF at a price equal
* to [REDACTED] of the then estimated fuel gas consumption of the Fractionator, which estimate shall be established Monthly by CBF in its sole discretion. Amoco will be solely responsible for all costs associated with arranging for the delivery of such fuel gas to the Fractionator.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the Day and Year first above written.

  Cedar Bayou Fractionators, L.P.

  By: Downstream Energy Ventures Co., L.L.C.
  Title: Managing General Partner

  By: /s/ William E. Puckett
     ----------------------------
       William E. Puckett
  Title: Vice President
        -------------------------


  AMOCO OIL COMPANY

  By: /s/ A. B ANDERSON
     ----------------------------

  Title: MANAGER, NGL SUPPLY & LOGISTICS
        -------------------------

                                   EXHIBIT "A"
                                       to
                             Fractionation Agreement
                                 by and between
                        Cedar Bayou Fractionators, L. P.
                                       and
                                Amoco Oil Company

                            AMOCO'S DEDICATED PLANTS

Plant                                        Location
-----                                        --------
Anschutz                                     Uinta Co., Wyoming

Denver City Plant                            Yoakum Co., Texas

Echo Springs                                 Carbon Co., Wyoming

Goldsmith Plant                              Ector Co., Texas

Headleee Devonian Plant                      Ector Co., Texas

Ignacio                                      La Plata Co., Colorado

Kutz                                         Rio Arriba, Co., New Mexico

Lybrook                                      Rio Arriba Co., New Mexico

Opal                                         Lincoln Co., Wyoming

Painter                                      Uinta Co., Wyoming

San Juan                                     San Juan Co., New Mexico

Walton Plant                                 Winkler Co., Texas

Wamsutter                                    Carbon Co., Wyoming

Wasson C02 Plant                             Yoakum Co., Texas

West Seminole Plant                          Gaines Co., Texas

Whitney Canyon                               Uinta Co., Wyoming

Willard Plant                                Yoakum Co., Texas

                                    EXHIBIT B
                                 ETHANE-PROPANE
                                  80-20 MIXTURE
                                  SPECIFICATION

Product characteristics with test methods are herein specified for ethane-propane 80-20 mixtures received by Warren Petroleum Company, Limited Partnership.

                                                                                           TEST METHODS
PRODUCT CHARACTERISTICS                             MINIMUM           MAXIMUM              LATEST REVISION
-----------------------                             -------           -------              ---------------

1.  COMPOSITION                                                                            ASTM E-260
         Percent by Liquid Volume
         Methane (Percent of Ethane)                                  2.0                  GPA 2177
         Ethylene (Percent of Ethane)                                 1.0
         Methane, Ethane & Ethylene                 78.0              82.0
         Propane, Propylene, & Butanes              18.0              22.0                 ASTM D-2163
         Propylene                                                    1.0
         Butanes                                                      0.8

2. CORROSION
         Copper Strip @ 100 DEG. F                                    1-b                  ASTM D-1838
         (Invalid if additive or inhibitor
         is used.)
         Corrosion Additive or Inhibitor,
         PPM by Weight                                                1                    Applicable Industry
                                                                                           Practices

3. TOTAL SULFUR

         PPM by Weight in Liquid                                      120                  ASTM D-3246

4. DRYNESS                                                            No Free Water        Visual

5. CARBON DIOXIDE
         PPM by Weight in Liquid                                      1,000                GPA 2177

PRODUCT ACCOUNTING

For accounting purposes, methane and ethylene shall be considered ethane, propylene and butanes shall be considered propane within the above listed specification limits.

Any excess of these hydrocarbon Components above the specification limits shall not be accounted for.

                                    EXHIBIT B
                              PROPANE SPECIFICATION

Product characteristics with test methods are herein specified for propane received by Warren Petroleum Company, Limited Partnership. This product meets the requirement of the GPA HD-5 propane specification.

                                                                                           TEST METHODS
PRODUCT CHARACTERISTICS                             MINIMUM           MAXIMUM              LATEST REVISION
-----------------------                             -------           -------              ---------------

1.  COMPOSITION                                                                            ASTM E-260
         Percent by Liquid Volume Ethane                              As limited by other
                                                                      Components & vapor
                                                                      pressure.
         Propane                                    90.0              100
         Propylene                                                    5.0                  ASTM D-2163
         Butanes & Heavier                                            2.5

2.  VAPOR PRESSURE
         Psig @ 100 DEG. F                                            208                  ASTM D-1267

3.  CORROSION
         Copper Strip @ 100 DEG. F                                    1-b                  ASTM D-1838
         (Invalid if additive or inhibitor is
         used.)
         Corrosion Additive or Inhibitor, PPM
         by Weight.                                                   1                    Applicable Industry Practices

4.  TOTAL SULFUR
         PPM by Weight in Liquid                                      120                  ASTM D-3246

5.  HYDROGEN SULFIDE
         PPM by Weight in Liquid                                      1                    Field - Length of Stain Tube
         (Lab test required if field test is                                               Lab Chromatography with Flame
         positive.)                                                                        Photometric Detector

6.  CARBONYL SULFIDE
         PPM by Weight in Liquid                                      2                    Field - Length of Stain Tube
         (Field test invalid if C(4) + exceeds 1.0
         LV%) (Lab test required if field test                                             Lab - UOP 212 or UOP 791
         is positive.)                                                                     Lab - Gas Chromatography with
                                                                                           Flame Photometric Detector
7.  NON-VOLATILE RESIDUE
         a) Milliliters @ 100 DEG. F                                  0.05                 ASTM D-2158
         b) Oil Stain                                                 Pass

THE FOLLOWING TESTS ARE OPTIONAL, DEPENDING
  UPON THE PRODUCT SOURCE:

8. DRYNESS
         Freeze Valve, Seconds                                        60 (Note 2)          ASTM D-2713

9.  VOLATILE RESIDUE
         95% Evaporated - Temperature, DEG. F                        -37                  ASTM D-1837

10. AMMONIA
         PPM by Weight in Liquid                                      1                    Field - Length of Stain Tube
                                                                                           Lab - UOP 430

11. FLUORIDES
         PPM by Weight in Liquid as                                   5                    Field - Length of Stain Tube
         Monatomic Fluorine

12. OTHER DELETERIOUS SUBSTANCES (PPM BY
      WEIGHT IN LIQUID)
         Includes but not limited to                                  1                    Gas chromatography with flame
         (Isoprene, Butadiene, Vinyl                                                       ionization or electron capture
         Chloride, glycol, amine, caustic)                                                 detection or other

NOTES: (1) The test methods for items 2 and 7 are not necessary if a compositional analysis is available which indicates compliance with these requirements.
       (2) The addition of methanol in the distribution system should be on a spot basis and must not exceed a rate of 5 Gallons per 10,000 Gallons of product.

                                    EXHIBIT B
                           NORMAL BUTANE SPECIFICATION

Product characteristics with test methods are herein specified for normal butane received by Warren Petroleum Company, Limited Partnership.


                                                                                           TEST METHODS
PRODUCT CHARACTERISTICS                             MINIMUM           MAXIMUM              LATEST REVISION
-----------------------                             -------           -------              ---------------

1. COMPOSITION                                                                             ASTM E-260
         Percent by Liquid Volume
         Isobutane and Lighter                                        5.0                  ASTM D-2163
         Butylane (Percent of N. Butane)                              1.0
         N. Butane & Butylene                       95.0              100                  GPA 2165
         Pentanes & Heavier                                           2.0

2. VAPOR PRESSURE
         Psig @ 100 DEG. F                                            50                   ASTM D-1267

3. CORROSION
         Copper Strip @ 100 DEG. F                                    1-b                  ASTM D-1838
         (Invalid if additive or inhibitor is
         used.)
         Corrosion Additive or Inhibitor, PPM
         by Weight                                                    1                    Applicable Industry Practices

4. TOTAL SULFUR
         PPM by Weight in Liquid                                      140                  ASTM D-3246

5. VOLATILE RESIDUE
         95% Evaporated - Temperature, DEG. F                         +36                  ASTM D-1837

6.  DRYNESS                                                           No Free Water        Visual

NOTE: The test methods for Items 2 and 5 are not necessary if a compositional analysis indicates compliance with these requirements.

                                    EXHIBIT B
                             ISOBUTANE SPECIFICATION

Product characteristics with test methods are herein specified for isobutane received by Warren Petroleum Company, Limited Partnership.

                                                                                           TEST METHODS
PRODUCT CHARACTERISTICS                             MINIMUM           MAXIMUM              LATEST REVISION
-----------------------                             -------           -------              ---------------

1. COMPOSITION                                                                             ASTM E-260
         Percent by Liquid Volume
         Propane, Propylene and Lighter                               3.0                   ASTM D-2163
         Isobutane                                  96.0              100
         Butylene, Normal Butane & Heavier                            4.0

2.       VAPOR PRESSURE
         Psig @ 100 DEG. F                                             62                   ASTM D-1267

3. CORROSION
         Copper Strip @ 100 DEG. F                                    1-b                  ASTM D-1838
         (Invalid if additive or inhibitor is
         used.)
         Corrosion Additive or Inhibitor, PPM
         by Weight                                                    1                    Applicable Industry Practices

4. TOTAL SULFUR
         PPM by Weight in Liquid                                      140                  ASTM D-3246

5. VOLATILE RESIDUE
         95% Evaporated - Temperature DEG. F                          +16                  ASTM D-1837

6. DRYNESS                                                            No Free Water        Visual

NOTE: The test methods for Items 2 and 5 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

                                    EXHIBIT B
                         NATURAL GASOLINE SPECIFICATION

Product characteristics with test methods are herein specified for natural gasoline received by Warren Petroleum Company, Limited Partnership.

                                                                                           TEST METHODS
PRODUCT CHARACTERISTICS                             MINIMUM           MAXIMUM              LATEST REVISION
-----------------------                             -------           -------              ---------------

1. COMPOSITION                                                                             ASTM E-260
         Percent by Liquid Volume
         Butanes & Lighter                                            3.0                  GPA 2165
         Pentanes & Heavier                         97                100

2. VAPOR PRESSURE

   Psi @ 100 DEG. F, Reid                                              14                  ASTM D-323

3. CORROSION

         Copper Strip @ 104 DEG. F                                    1-b                  ASTM D-130
         (Invalid if additive or inhibitor is
         used.)
         Corrosion Additive or Inhibitor, PPM
         by Weight.                                                   1                    Applicable Industry Practices

4. DOCTOR TEST                                                        Negative             GPA 1138

5. DRYNESS                                                            No Free Water        Visual

6. COLOR                                            +25               No Color             Field White Cup Method
                                                                                           Lab - ASTM D-156
7. DISTILLATION
         End Point, DEG. F                                            375                  ASTM D-216

NOTE: The test methods for Items 2 and 7 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.